EXHIBIT 99


                    GENUS REPORTS THIRD QUARTER 2004 RESULTS

SUNNYVALE, CALIF. - NOVEMBER 3, 2004 - Genus, Inc. (Nasdaq: GGNS) today reported financial results for its third quarter and nine months ended September 30, 2004. Senior management will conduct an investor conference call to discuss these results and the company's financial outlook in more detail today at 2 pm pacific time, Wednesday, November 3, 2004. Access information is provided below.

Net sales for the third quarter of 2004 were $10.0 million compared to $9.1 million for the same quarter of 2003 and $8.8 million in second quarter of 2004. Net sales for the nine months ended September 30, 2004 were $30.9 million, down from $41.5 million for the nine months ended September 30, 2003. The net loss for the third quarter 2004 was $3.9 million or ($0.10) per diluted share compared to net loss of $2.8 million or ($0.09) per share in the same quarter of 2003. Net loss in the third quarter of 2004 included $473,000 of expenses related to the previously announced proposed merger with Aixtron. The net loss for the nine months ended September 30, 2004 was $8.5 million or ($0.21) per diluted share compared to a net loss of $3.8 million or ($0.13) per share for the nine months ended September 30, 2003.

"Although year to date results have been disappointing from a P&L standpoint, customer activity gained momentum toward the end of the quarter for both our chemical vapor deposition (CVD) and atomic layer deposition (ALD) product offerings," commented Bill Elder, Genus chairman and CEO. "We have already added two new customers this year."

Gross margin as a percentage of revenues was 21 percent for the third quarter of 2004 compared to 23 percent for the same quarter of 2003. Gross margin as a percentage of revenues was 29 percent, the same for both the nine months ended September 30, 2004 and 2003. Research and development expenses were $2.1 million in the third quarter of 2004, $400,000 higher than expenses of $1.7 million in the third quarter of 2003, reflecting expenses related to additional temporary headcount required to complete two important development programs on ALD technology. Sales, general and administrative expenses (SG&A) were $3.1 million in the third quarter of 2004, $300,000 higher than SG&A expenses of $2.8 million in the third quarter of 2003, primarily reflecting increased expenses related to customer demo programs of $120,000 in the third quarter of 2004 and the recovery of $110,000 in bad debts in third quarter of 2003. In addition, in the third quarter of 2004, Genus incurred merger related expenses of $473,000.

Operating expenses, including research and development, sales, general and administrative expenses and merger related expenses were $16.3 million for the nine months ended September 30, 2004, compared to


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$14.6 million recorded for the nine months ended September 30, 2003. For the nine months ended September 30, 2004, Genus incurred merger related expenses of $1.3 million.

Genus ended the third quarter of 2004 with cash, cash equivalents and short-term investments of $33.9 million, compared with a balance of $41.6 million on December 31, 2003.

CONFERENCE CALL INFORMATION

Genus plans to host an investor conference call on Wednesday, November 3, 2004, at 2 pm. pacific time, featuring remarks by Bill Elder, chairman and CEO, and Shum Mukherjee, executive vice president finance and CFO, followed by a live question and answer session. The conference call will be accessible by dialing 888-803-6692 or (706) 634-1030 and referencing call number 8959586. It will also be broadcast live over the Internet at www.genus.com.
                                       -------------


ABOUT GENUS
Genus, Inc. manufactures critical deposition processing products for the global semiconductor industry and the data storage industry. To enable the production of intricate micro computer chips and electronic storage devices, Genus offers its StrataGem and LYNX series production-proven equipment for 200mm and 300mm semiconductor production, and offers thin film deposition products for chemical vapor deposition (CVD), atomic layer deposition (ALD), and pre-clean capabilities. Genus is at the forefront of market and technology developments in the ALD marketplace, which is gaining acceptance worldwide as a critical technology for sub 0.13-micron production of computer chips and electronic storage devices. Genus' customers include semiconductor and data storage manufacturers located throughout the United States, Europe and the Pacific Rim including Korea, Japan and Taiwan. Founded in 1981, the company is headquartered in Sunnyvale, California. For additional information visit Genus' web site at www.genus.com. LYNX2(R) and LYNX3(TM) are trademarks of Genus, Inc.
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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the company's future financial and business performance. These forward-looking statements are subject to a number of risks and uncertainties. These contingencies include but are not limited to: actual customer orders received by the company, the extent to which ALD technology is demanded by the marketplace, the actual number of customer orders received by the company, the timing of final acceptance of products by customers, the financial climate and accessibility to financing, general conditions in the thin film equipment market and in the macro-economy, and the influence of global political events. Genus assumes no obligation to update this information. Additional risks and uncertainties are discussed in the Management's Discussion and Analysis of Results of Operations contained in Genus' Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission.


                                COMPANY CONTACT:
Shum Mukherjee
Genus, Inc.
Tel: (408) 747-7120 Ext. 1311
Email: smukherjee@genus.com

- TABLES TO FOLLOW -


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
                                GENUS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                              (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                THREE MONTHS ENDED    NINE MONTHS ENDED
                                                   September 30,        September 30,
                                                  2004       2003      2004      2003
                                                --------  --------  ----------  --------
Net sales. . . . . . . . . . . . . . . . . . .  $ 9,959   $ 9,107   $  30,923   $41,541
Costs and expenses:
      Cost of goods sold . . . . . . . . . . .    7,886     7,049      21,842    29,438
      Research and development . . . . . . . .    2,060     1,663       5,732     5,758
      Selling, general and administrative. . .    3,111     2,800       9,262     8,842
      Expenses related to proposed merger. . .      473         -       1,294         -
                                                --------  --------  ----------  --------
Loss from operations . . . . . . . . . . . . .   (3,571)   (2,405)     (7,207)   (2,497)

Interest expense . . . . . . . . . . . . . . .     (437)     (411)     (1,285)   (1,318)
Other income, net .. . . . . . . . . . . . . .       79        35         212        84
                                                --------  --------  ----------  --------
Loss before income taxes . . . . . . . . . . .   (3,929)   (2,781)     (8,280)   (3,731)

Provision for (benefit from) income taxes . . .     (25)       56         174        56
                                                --------  --------  ----------  --------
Net loss . . . . . . . . . . . . . . . . . . .  $(3,904)  $(2,837)  $  (8,454)  $(3,787)
                                                ========  ========  ==========  ========

Net loss per share - basic and diluted . . . .  $ (0.10)  $ (0.09)  $   (0.21)  $ (0.13)


Shares used in per share calculation
         - basic and diluted                     39,759    30,628      39,673    29,624
                                                ========  ========  ==========  ========


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
                                GENUS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                        (IN THOUSANDS)


                                                                  SEPTEMBER 30, DECEMBER 31,
                                                                      2004          2003
                                                                   ----------  --------------
ASSETS
Current Assets:
      Cash and cash equivalents . . . . . . . . . . . . . . . . .  $  20,904   $      41,608
      Short term investments. . . . . . . . . . . . . . . . . . .     13,015               -
      Accounts receivable, net. . . . . . . . . . . . . . . . . .      6,857           9,606
      Inventories . . . . . . . . . . . . . . . . . . . . . . . .     12,897           9,783
      Other current assets. . . . . . . . . . . . . . . . . . . .      1,549             854
                                                                   ----------  --------------
            Total current assets. . . . . . . . . . . . . . . . .     55,222          61,851
Equipment, furniture and fixtures, net. . . . . . . . . . . . . .     11,378           8,748
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . .        681           1,169
                                                                   ----------  --------------
            Total assets. . . . . . . . . . . . . . . . . . . . .  $  67,281   $      71,768
                                                                   ==========  ==============


LIABILITIES
Current Liabilities:
      Short-term bank borrowings. . . . . . . . . . . . . . . . .  $   7,500   $       6,500
      Accounts payable. . . . . . . . . . . . . . . . . . . . . .      5,774           4,956
      Accrued expenses. . . . . . . . . . . . . . . . . . . . . .      3,521           4,130
      Deferred revenue. . . . . . . . . . . . . . . . . . . . . .        433             331
      Customer advances . . . . . . . . . . . . . . . . . . . . .      2,080             372
      Notes payable . . . . . . . . . . . . . . . . . . . . . . .         47             249
      7% convertible notes. . . . . . . . . . . . . . . . . . . .      6,368               -
                                                                   ----------  --------------
             Total current liabilities. . . . . . . . . . . . . .     25,723          16,538

7% convertible notes. . . . . . . . . . . . . . . . . . . . . . .          -           5,806
                                                                   ----------  --------------
            Total liabilities . . . . . . . . . . . . . . . . . .     25,723          22,344
                                                                   ----------  --------------


SHAREHOLDERS' EQUITY
Common stock, no par value:
      Authorized 100,000 shares;
            Issued and outstanding 39,759 shares at September 30, 2004
            and 39,554 shares at December 31, 2003 . . . . . . . .   163,408         163,061
      Accumulated deficit . . . . . . . . . . . . . . . . . . . .   (119,782)       (111,328)
      Note receivable from shareholder. . . . . . . . . . . . . .          -            (187)
      Accumulated other comprehensive loss. . . . . . . . . . . .     (2,068)         (2,122)
                                                                   ----------  --------------
            Total shareholders' equity. . . . . . . . . . . . . .     41,558          49,424
                                                                   ----------  --------------
            Total liabilities and shareholders' equity             $  67,281   $      71,768
                                                                   ==========  ==============


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